EXHIBIT 21.1

                                                   ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                      Designated Servicer
                                                    SERVICER'S CERTIFICATE
                                                             1997-1

                    In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                            Lee Servicing Company reports the following
                          information pertaining to Series 1997-1 for October 27, 1997, the Remittance date.

                                                 Due period ended: October 1, 1997

===================================================================================================================================

                                                            TOTAL POOL             SUBPOOL 1                  SUBPOOL 2
                                                            ----------             ---------                  ---------
    COLLECTIONS
    -----------

  1 Total Actual Principal Collections                     6,441,453.14           1,160,297.37               5,281,155.77
  2 Total Actual Interest Collections                      1,899,117.76             691,033.69               1,208,084.07
  3 Less: Service Fees Previously Remitted                   113,720.61              38,321.55                  75,399.06
  4 Less: Excess Service Fees                                      0.00                   0.00                       0.00
  5 Additional Proceeds                                            0.00                   0.00                       0.00
                                                           ------------           ------------               ------------
  6 TOTAL COLLECTIONS:                                     8,226,850.29           1,813,009.51               6,413,840.78

    MONTHLY ADVANCES
    ----------------
  7 Delinquent Interest Advance                              (29,504.02)             (7,477.78)                (22,026.24)
  8 Compensating Interest                                     26,711.09               5,088.23                  21,622.86
  9 Amounts Held for Future Distributions                          0.00                   0.00                       0.00
 10 Reserve Withdrawal per Sec. 6.14                               0.00                   0.00                       0.00
                                                           ------------           ------------               ------------
 11 AVAILABLE REMITTANCE AMOUNT:                           8,224,057.36           1,810,619.96               6,413,437.40

    FEES
    ----
 12 Expense Account Deposit:                                   4,810.39
                                                           ------------
 13 Adjusted Remittance Amount:                            8,219,246.97

    REMAINING AMOUNT AVAILABLE:
    ---------------------------
 14 Adjusted Remittance Amount                             8,219,246.97
 15 Insured Payments due                                           0.00
 16 Insurance Account Deposit @ 13 bp
       the Ending Principal Balance                           20,845.04
 17 Class Remittance Amounts                               8,198,401.93
 18 Non-Recoverable Advances not
       Previously Reimbursed                                       0.00
                                                           ------------
 19 Total Remaining Amount Available:                              0.00
                                                           ============
    REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
    ----------------------------------------
 20 Servicing Fee                                                  0.00
 21 Monthly Advances and Servicer Advances                         0.00
 22 Preference Amount per Sec. 6.06(b)                             0.00
 23 Servicing compensation per Sec. 7.03                           0.00
 24 REO Mgmt. & Dispositions per Sec 5.10                          0.00
 25 Trustee Advances per Sec 11.01                                 0.00

===================================================================================================================================
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                                  Page 1 of 4



                                                      ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                         Designated Servicer
                                                       SERVICER'S CERTIFICATE
                                                               1997-1

                  In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                             Lee Servicing Company reports the following
                         information pertaining to Series 1997-1 for October 27, 1997, the Remittance date.

                                                  Due period ended: October 1, 1997

===================================================================================================================================


                                                                TOTAL                CLASS A                  CLASS R
                                                                -----               ---------                 -------
 26 Loans Outstanding - BOM                                        2,474
 27 Original Loan Balance                                 207,715,257.49         207,715,257.49
 28 Pre-Funding Account Balance                                     0.00                   0.00
 29 Initial Overcollateralization                           8,858,054.05           8,858,054.05
 30 Realized Losses, LTD                                            0.00                   0.00
 31 Carryforward Amount                                             0.00                   0.00
                                                          --------------         --------------                 ----
 32 Total Class Principal Balance                         198,857,203.44         198,857,203.44
 33    Pool Factor per Loan Balance                           94.4160261%            94.4160261%
 34    Pool Factor per Class Balance                          90.3896379%            90.3896379%
 35 Excess Spread                                                   0.00                                        0.00
 36 Additional Principal due Class A                          718,251.33             718,251.33
 37 Interest Remittance @ Pass-Through Rate                 1,038,697.46           1,038,697.46

    PRINCIPAL REDUCTIONS:
    ----------------------
 38     Prepayments - Number                                          52                     52
 39     Prepayments - Dollar                                6,273,287.14           6,273,287.14
 40     Net Liquidation Proceeds                                    0.00                   0.00
 41     Curtailments                                           36,967.07              36,967.07
 42     Normal and Excess Payments                            131,198.93             131,198.93
                                                           --------------         --------------                 ----
 43 Total Principal Remittance                              6,441,453.14           6,441,453.14
 44 Additional Principal Reduction                            718,251.33             718,251.33
                                                          --------------         --------------                 ----
 45 TOTAL REMITTANCE                                        8,198,401.93           8,198,401.93                 0.00
                                                          ==============         ==============                 ====
 46 Current Month Realized Loss - Number                               0                                           0
 47 Current Month Realized Loss - Dollar                            0.00                                        0.00

    CLASS PRINCIPAL BALANCE - EOM
    -----------------------------
 48 Loans Outstanding - EOM                                        2,422
 49 Closing Loan Balance                                  201,273,804.35         201,273,804.35
 50 Pre-Funding Account Balance                                     0.00                   0.00
 51 Additional Principal Reduction, LTD                     9,576,305.38           9,576,305.38
 52 Realized Losses, LTD                                            0.00                   0.00
                                                          --------------         --------------                 ----
 53 Total Class Principal Balance                         191,697,498.97         191,697,498.97
 54    Pool Factor per Loan Balance                           91.4880929%            91.4880929%
 55    Pool Factor per Class Balance                          87.1352268%            87.1352268%

====================================================================================================================================
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                                  Page 2 of 4




                                                     ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                        Designated Servicer
                                                      SERVICER'S CERTIFICATE
                                                              1997-1

                   In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                          Lee Servicing Company reports the following
                          information pertaining to Series 1997-1 for October 27, 1997, the Remittance date.

                                                   Due period ended: October 1, 1997

===================================================================================================================================

 56  Weighted Note Rate - THIS Remittance                  10.89020%
 57  Weighted Note Rate - NEXT Remittance                  10.96898%

 58  Weighted Average Remaining Term                        301.84

 59  Accrual Period for Libor Rate                          25-Sep-97   thru      26-Oct-97
 60  Days in Related Period                                     32

 61  Pass-Through Rate                                      5.87625%

                                                             TOTAL POOL             SUBPOOL 1                    SUBPOOL 2
                                                           --------------         -------------                --------------
 62  Original Pool - Principal Balance                     140,827,927.17         41,875,267.67                 98,952,659.50
 63  Original Pool - Pre-Funding Account                    83,661,868.75         33,147,497.60                 50,514,371.15
 64  Original Pool - Initial Overcollateralization           4,489,795.92          1,500,455.31                  2,989,340.61
                                                           --------------         -------------                --------------
 65  Original Pool Total                                   220,000,000.00         73,522,309.96                146,477,690.04

 66  Original Pool - Number of Loans                           1,646                  816                            830

------------------------------------------------------------------------------------------------------------------------------------

     CLASS A OVERCOLLATERALIZATION RECONCILIATION
     --------------------------------------------
                                                            Beg. of Month         Current Month                 End of Month
                                                            -------------         -------------                 ------------
 67  Additional Principal Reduction, LTD                     8,858,054.05            718,251.33                  9,576,305.38
 68  Less:  Realized Losses, LTD                                     0.00                  0.00                          0.00
                                                            -------------            ----------                  ------------
 69  Overcollateralization of Principal                      8,858,054.05            718,251.33                  9,576,305.38
                                                            =============            ==========                  ============
 70  Base Overcollateralization Required
 71  Required Overcollateralization Amount

     CURRENT MONTH SUBORDINATED AMOUNT                      Beg. of Month         Current Mont                  End of Month
     ---------------------------------                      -------------         ------------                  ------------
 72  Original Subordinated Amount                           27,724,489.79              N/A                      27,724,489.79
 73  Less: Cumulative Realized Losses                                0.00                  0.00                          0.00
 74  Plus: Cumulative Additional Proceeds                            0.00                  0.00                          0.00
                                                            -------------            ----------                 -------------
 75  Current Subordinated Amount                            27,724,489.79                  0.00                 27,724,489.79
                                                            =============            ==========                 =============

     NONRECOVERABLE ADVANCE RECONCILIATION
     -------------------------------------
 76  Beginning of Month                                              0.00
 77  Current Month Unpaid Nonrecoverable Advance                     0.00
 78  Less: Current Month Reimbursement                               0.00
                                                            -------------
 78  End of Month                                                    0.00

     RESERVE ACCOUNT RECONCILIATION
     ------------------------------
 80  Initial Reserve Deposit                                 4,200,432.77
 81  Reserve Withdrawal per Sec. 6.14                                0.00
                                                            -------------
 82  End of Month                                            4,200,432.77

====================================================================================================================================
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                                  Page 3 of 4




                                                       ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                       Designated Servicer
                                                      SERVICER'S CERTIFICATE
                                                             1997-1

                    In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                              Lee Servicing Company reports the following
                           information pertaining to Series 1997-1 for October 27, 1997, the Remittance date.

                                                  Due period ended: October 1, 1997

===================================================================================================================================

     CLASS FACTORS                                           TOTAL POOL
     -------------                                         --------------
 83  Total Class Principal - Original Pool                 220,000,000.00
 84  Interest Remittance Amount                              1,038,697.46
 85  Interest Rate Factor/1000                                   4.721352

 86  Total Principal Collections                             6,441,453.14
 87  Additional Principal Reduction                            718,251.33
                                                           --------------
 88  Principal Remittance Amount                             7,159,704.47
 89  Principal Payment Factor/1000                              32.544111
 90  Current Month Ending Principal Factor                     871.352268

 91  Prior Month Principal Factor                              903.896379

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